Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Chase Manhattan Corporation of our report dated January 12, 2000 relating to the financial statements, which appears in The J.P. Morgan & Co. Incorporated 1999 Annual Report to Shareholders, which is incorporated in The Chase Manhattan Corporation's Report on Form 8-K dated November 28, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York

December 26, 2000